UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 22, 2010

NEW ENGLAND REALTY ASSOCIATES LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in Charter)

Massachusetts	0-12138	04-2619298
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

39 Brighton Avenue, Allston, Massachusetts	02134
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 783-0039

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On March 22, 2010, NewReal, Inc., the general partner of New England Realty Associates Limited Partnership (the “Partnership”), renewed the Partnership’s equity repurchase program (“Repurchase Program”) that expired on August 19, 2009 and under which the Partnership previously repurchased 391,424 Depositary Receipts, 1,560 Class B Units and 82 General Partner Units.  Under the terms of the renewed Repurchase Program, the Partnership shall be permitted to purchase up to 500,000 Depositary Receipts through March 31, 2015.  The timing and amount of repurchases under the Repurchase Program, if any, will depend on market conditions, the trading price of Depositary Receipts, trading volume and other factors.  There is no assurance that the Partnership will repurchase any Depositary Receipts and it may suspend the Repurchase Program at any time.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of New England Realty Associated Limited Partnership dated March 23, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW ENGLAND REALTY ASSOCIATES
LIMITED PARTNERSHIP

	By:	NewReal, Inc., its General Partner

		By	/S/ Ronald Brown
Ronald Brown, its President

Date March 23, 2010